SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   March 30, 2015

FIRMA HOLDINGS CORP.
(Name of Small Business Issuer in its charter)

Nevada	333-143512	20-5000381
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

181 N. Arroyo Grande Blvd.
Ste. #140B
Henderson, NV 89074
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (888) 901-4550

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On March 30, 2015 the Company signed an agreement to acquire Sicilian Sun Limited, LLC (“SSL”).

The acquisition includes SSL’s wholly owned Italian subsidiary, Sicilian Sun Foods s.r.l., and two production facilities located in Alcamo and Catania on the island of Sicily.

The Alcamo facility has been in operation for six years and consists of a state-of-the-art production factory encompassing 53,500 square feet. This BRC certified facility currently produces private label products for Carrefour – Italia as well as private and branded label products for Auchan, Conad and other major European retailers. The facility specializes in the manufacturing of three product categories: baked goods, frozen desserts, and semi-finished products made from natural ingredients. These products include assorted pastries, ricotta cannoli, as well as cakes, breads, rice balls, croissants, and a variety of other frozen and packaged items. Frozen desserts include gelato, tartufi, mousse, sorbets Italian ices and other frozen treats. Many of the products use proprietary formulas.

The new, state-of-the-art, Catania facility consists of 48,000 sq. ft., is BRC/IFS certified, and contains the latest in automated technology for the commercial production of artisanal gelato products.

In 2014, Sicilian Sun Foods used the services of food supplier La Petite Foods and global food broker Daymon Worldwide to secure orders to manufacture private label and branded products for major grocery chains in the United States.

At closing, the Company will issue 16,000,000 shares of its common stock to the members of SSL in consideration for their interests in SSL.

However, if the operations of SSL do not generate, during the period ending:

•
9 months after the closing, but prior to the second anniversary of the closing, more than $7,500,000 of gross revenue with EBITDA of at least $1,125,000, then the members of SSL will return 3,000,000 shares of common stock to the Company.

•
12 months after the closing, but prior to the second anniversary of the closing, more than $10,000,000 of gross revenue with EBITDA of at least $1,500,000, then the members of SSL will return 2,000,000 shares of common stock to the Company.

•
24 months after the closing, but prior to the third anniversary of the closing, more than $15,000,000 of gross revenue with EBITDA of at least $2,250,000, then the members of SSL will return 3,000,000 shares of common stock to the Company.

•
24 months after the closing, but prior to the third anniversary of the closing, more than $20,000,000 of gross revenue with EBITDA of at least $3,000,000, then the members of SSL will return 2,000,000 shares of common stock to the Company.

When EBITDA from the operations of SSL reaches $1,000,000, 25% of EBITDA will be paid each year to the former members of SSL until $2,000,000 has been paid.

The Company has analyzed the financial statements of Sicilian Sun Limited, LLC and its subsidiary in accordance with SEC Regulation S-X Rule 8-04.  At the date of the agreement, the acquisition does not exceed 20% of the Company’s consolidated assets or the Company’s consolidated net loss; therefore separate financial statements are Sicilian Sun Limited, LLC and its subsidiary are not required.

Francis R. Biscan, Jr., the Company’s President, Chief Executive Officer and a director, owns 46% of SSL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015

FIRMA HOLDINGS CORP.

	By:	/s/ David Barefoot
David Barefoot, Chief Operating Officer